AMENDMENT NUMBER 1 TO

PRINCIPAL UNDERWRITING AGREEMENT

The Principal Underwriting Agreement amongst Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC),  Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. dated January 1, 2013, as last amended and restated April 30, 2014, is hereby amended to amend and restate Schedule A as attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of August 6, 2014.

Hartford Series Fund, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer
Vice President

Hartford HLS Series Fund II, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer
Vice President

Agreed to and Accepted:

Hartford Funds Distributors, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

SCHEDULE A

To the Amended and Restated Principal Underwriting Agreement

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford Index HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Portfolio Diversifier HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund (formerly Hartford Money Market HLS Fund)

Hartford Value HLS Fund

American Funds Asset Allocation HLS Fund

American Funds Blue Chip Income and Growth HLS Fund

American Funds Bond HLS Fund

American Funds Global Bond HLS Fund

American Funds Global Growth HLS Fund

American Funds Global Growth and Income HLS Fund

American Funds Global Small Capitalization HLS Fund

American Funds Growth HLS Fund

American Funds Growth-Income HLS Fund

American Funds International HLS Fund

American Funds New World HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford SmallCap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund